UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PLAYSTUDIOS, Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 26, 2022

DEAR STOCKHOLDER:

It is a pleasure for me to extend to you an invitation to attend the 2022 Annual Meeting of Stockholders of PLAYSTUDIOS, Inc. (the “Annual Meeting”). The Annual Meeting will be held virtually on June 7, 2022, at 8:00 am, Pacific Time. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/MYPS2022.

The enclosed Notice of 2022 Annual Meeting of Stockholders and Proxy Statement describes the proposals to be considered and voted upon at the Annual Meeting.

We hope that all stockholders of record at the close of business on April 13, 2022 will virtually attend the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, it is important that you be represented. To ensure that your vote will be received and counted, please vote online, by mail or by telephone, by following the instructions included with the proxy card.

On behalf of the Board of Directors and senior management, I would like to express our appreciation for your support and interest in PLAYSTUDIOS, Inc. I look forward to seeing you at the Annual Meeting.

Sincerely,

Andrew Pascal

Chairman of the Board and Chief Executive Officer

PLAYSTUDIOS, Inc.

10150 Covington Cross Drive

Las Vegas, NV 89144

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 7, 2022  |  8:00 am. Pacific Time

Live webcast: www.virtualshareholdermeeting.com/MYPS2022

The principal business of the Annual Meeting will be:

1.	To elect six directors for a one-year term;

2.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may vote on these matters in person or by proxy. Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:

●	Vote online or by telephone, by following the instructions included with the proxy card; or

●	Vote by mail, by completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.

Only stockholders of record at the close of business on April 13, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. This Proxy Statement and the proxy card were either made available to you online or mailed to you beginning on or about April 26, 2022.

By Order of the Board of Directors

Joel Agena

General Counsel and Secretary

Las Vegas, NV

April 26, 2022

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 7, 2022:

The Notice of Annual Meeting, Proxy Statement, and our 2021 Annual Report

to Stockholders are available electronically at ir.playstudios.com

PLAYSTUDIOS, INC. PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card are being furnished to you in connection with the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of PLAYSTUDIOS, Inc. (“PLAYSTUDIOS,” “we,” “us,” “our,” or the “Company”). The Annual Meeting will be held on June 7, 2022, at 8:00 am, Pacific Time. The Annual Meeting will be held virtually. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/MYPS2022.

This Proxy Statement is being sent or provided on or about April 26, 2022, to stockholders of record at the close of business on April 13, 2022 (the “Record Date”) of our Class A common stock, par value $0.0001 per share (the “Class A common stock”) and Class B common stock, par value $0.0001 per share (the “Class B common stock”).

Your proxy is being solicited by our Board of Directors (the “Board” or “Board of Directors”). Your proxy may be revoked by written notice given to our Secretary at our headquarters at any time before being voted. You may also revoke your proxy by submitting a proxy with a later date or by voting during your virtual attendance at the Annual Meeting. To vote online or by telephone, please refer to the instructions included with the proxy card. To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the accompanying proxy card. Votes submitted online or by telephone or mail must be received by 11:59 p.m., Pacific Time, on June 6, 2022. Submitting your vote online or by telephone or mail will not affect your right to vote virtually during the Annual Meeting, if you choose to do so. Proxies that are properly delivered to us and not revoked before the closing of the polls during the Annual Meeting will be voted for the proposals described in this Proxy Statement in accordance with the instructions set forth in the accompanying proxy card. The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than the election of directors and the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022. If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on that matter. Your virtual presence at the Annual Meeting does not of itself revoke your proxy.

ATTENDANCE AT THE MEETING

Stockholders of record as of the Record Date will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/MYPS2022. To join the Annual Meeting, you will need to have your 16-digit control number, which appears on the notice and the instructions to the accompanying proxy card. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting

The live audio webcast of the Annual Meeting will begin promptly at 8:00 am Pacific Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the Annual Meeting prior to the start time.

Log in Instructions

To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/MYPS2022. Stockholders will need their 16-digit control number, which appears on the notice and the instructions to the accompanying proxy card. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the Annual Meeting.

Submitting Questions at the Virtual Annual Meeting

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting via the Q&A tool in accordance with the Annual Meeting’s Rules of Conduct (“Rules of Conduct”) that are pertinent to the Company and the Annual Meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

The Rules of Conduct will be posted on www.virtualshareholdermeeting.com/MYPS2022 approximately two weeks prior to the date of the Annual Meeting.

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Annual Meeting Technical Assistance

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

Availability of Live Webcast to Team Members and Other Constituents

The live audio webcast will be available to not only our stockholders, but also our team members and other constituents.

SECURITIES ENTITLED TO VOTE

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the “shareholder of record,” with respect to those shares. The notice will be sent to you by mail directly by us. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone as instructed in the notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the notice to ensure your vote is counted.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

Only stockholders of record at the close of business on the Record Date are entitled to notice of the Annual Meeting. Such stockholders may vote shares held by them at the close of business on the Record Date at the Annual Meeting. As of the close of business on the Record Date, there were 110,339,318 shares of Class A common stock outstanding and 16,130,300 shares of Class B common stock outstanding. Each share of Class A common stock is entitled to one vote per share on each proposal to be considered by our stockholders and each share of Class B common stock is entitled to 20 votes per share on each proposal to be considered by our stockholders.

As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.

MATTERS SCHEDULED FOR A VOTE

There are two matters scheduled for a vote:

●	Proposal 1: To elect six directors for a one-year term; and

●	Proposal 2: To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Aside from the election of directors and the ratification of the appointment of our independent registered public accounting firm, our Board of Directors knows of no matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by our Board of Directors will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.

BOARD OF DIRECTORS VOTING RECOMMENDATION

Our Board of Directors recommends that you vote your shares:

●	“For” the election of all director nominees; and

●	“For” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

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HOW TO VOTE

For proposal 1, you may vote “For All”, “Withhold All”, “For All Except”, or abstain from voting with respect to each nominee to the Board of Directors. For proposal 2, you may vote “For”, “Against”, or abstain from voting. The procedures for voting are outlined below.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote during the Annual Meeting by attending the Annual Meeting virtually and following the instructions posted at www.virtualshareholdermeeting.com/MYPS2022, by proxy over the Internet, or by phone by following the instructions provided in the notice, or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.

1.	To vote during the Annual Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/ MYPS2022. You will be asked to provide the 16-digit control number from the notice and follow the instructions.

2.	To vote on the Internet, go to www.ProxyVote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the notice and follow the instructions. Your vote must be received by 11:59 p.m., Pacific Time, on June 6, 2022 to be counted.

3.	To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m., Pacific Time, on June 6, 2022 to be counted.

4.	To vote by mail, request a paper copy of the proxy materials by following the instructions on the notice and complete, sign, and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

VOTE REQUIRED

In accordance with our Certificate of Incorporation, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of all classes of our voting stock taken together shall constitute a quorum for the transaction of business at the Annual Meeting.

The affirmative vote of a plurality of the total votes cast for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. The six nominees receiving the highest number of votes cast “for” will be elected.

The affirmative vote of a majority of the voting power represented at the Annual Meeting is required to approve the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Abstentions from voting on a proposal by a stockholder at the Annual Meeting, as well as broker nonvotes, will be included for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes “against” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022. However, abstentions will not be counted as “against” or “for” the election of directors. Broker nonvotes will not be considered in determining the election of directors or the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

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Andrew Pascal, our Chairman and Chief Executive Officer, currently possesses approximately 75% of the total voting power of our issued and outstanding shares. Please see “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Pascal has indicated his intention to vote: (1) for the election of each of the director nominees and (2) for the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Accordingly, the election of each of the director nominees and the ratification of the appointment of Deloitte as our independent registered public accounting firm are assured notwithstanding a contrary vote by any or all stockholders other than Mr. Pascal.

HOW TO CHANGE YOUR VOTE AFTER SUBMITTING PROXY

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

1.	You may submit a duly executed proxy card with a later date or time than the previously submitted proxy;

2.	You may send a written notice that you are revoking your proxy to our Secretary, Joel Agena, c/o PLAYSTUDIOS, Inc., 10150 Covington Cross Drive, Las Vegas, NV 89144; or

3.	You may submit a later-dated vote on the Internet or by phone or a ballot cast online during the Annual Meeting (simply virtually attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.

HOW TO SUBMIT STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2023 proxy statement. Any such proposal must be submitted in writing by December 29, 2022 to our Secretary, Joel Agena, c/o PLAYSTUDIOS, Inc., 10150 Covington Cross Drive, Las Vegas, NV 89144. If we change the date of our 2023 Annual Meeting by more than thirty days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by our Secretary, Joel Agena, care of PLAYSTUDIOS, Inc., 10150 Covington Cross Drive, Las Vegas, NV 89144, no earlier than the 150th day and no later than the 120th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such stockholder proposal no earlier than January 8, 2023 and no later than February 7, 2023, which notice must contain the information specified in our Bylaws. If we change the date of our 2022 Annual Meeting by more than thirty days before, or more than 70 days after, the one-year anniversary of the 2022 Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, no earlier than 120th day prior to our 2023 Annual Meeting date and no later than the 70th day prior to our 2023 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our Bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2023 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Proxy Statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

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HOUSEHOLDING

We have adopted a procedure approved by the U.S. Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, service providers that deliver our communications to stockholders may deliver a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials to multiple stockholders sharing the same address, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This householding procedure reduces our printing costs and postage fees.

We will deliver promptly upon written or oral request a separate copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. In order to receive a separate copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, please notify Broadridge Financial Solutions at www.ProxyVote.com or contact us at:

PLAYSTUDIOS, Inc.

10150 Covington Cross Drive

Las Vegas, NV 89144

(725) 877-7000

If you are eligible for householding, but you and other stockholders with whom you share an address currently receive multiple copies of our Annual Reports, Proxy Statements and/or Notices of Internet Availability of Proxy Materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials for your household, please contact Broadridge Financial Solutions in the manner provided above.

HOW TO OBTAIN THE RESULTS OF VOTING AT ANNUAL MEETING

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us within four business days following the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will file an additional Current Report on Form 8-K to publish the final voting results within four business days of such final voting results being made available to us.

COSTS OF SOLICITATION

The costs of preparing, printing, and assembling the materials used in the solicitation of proxies from our stockholders are borne by the Company. In addition to the solicitation of proxies by mail, we may use the services of certain of our employees (for no additional compensation) to solicit proxies personally and by mail, telephone and electronic means from brokerage firms and other stockholders. We may also reimburse brokerage firms, banks and other agents, upon their request, for the costs of forwarding our proxy materials to beneficial owners of stock held in their name.

OUR MAILING ADDRESS

Our mailing address is 10150 Covington Cross Drive, Las Vegas, NV 89144.

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PROPOSAL NO. 1 - ELECTION OF DIRECTORS

NOMINEES

Our stockholders will elect a Board of six directors at the Annual Meeting. Each of the directors is expected to hold office until the next annual meeting of our stockholders, or until his or her respective successor shall be duly elected and qualified. The affirmative vote of a plurality of the total votes cast for directors is necessary to elect a director. This means that the six nominees who receive the most votes will be elected to the six open directorships, even if they get less than a majority of the votes cast. Each nominee has consented to his or her nomination and has advised us that he or she intends to serve if elected. If at the time of the Annual Meeting one or more of the nominees have become unable to serve: (i) shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees; or (ii) the Board of Directors may, in accordance with our Bylaws, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified.

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes, or skills for each nominee that led the Nominating and Corporate Governance Committee of the Board of Directors to recommend that person as a nominee for director as of the date of this Proxy Statement.

NAME	AGE	POSITION

Andrew Pascal	55	Chief Executive Officer and Chairman of the Board
James Murren	59	Director
Jason Krikorian	50	Director
Joe Horowitz	69	Director
Judy K. Mencher	64	Director
Steven J. Zanella	52	Director

Director Biographies

The following is a brief biographical summary of the experience of our directors and director nominees:

Mr. Pascal has served as our Chief Executive Officer and Chairman of the Board of Directors since June 21, 2021, and prior to this served as a Co-Founder, Chairman, and Chief Executive Officer of PlayStudios, Inc. (“Old PLAYSTUDIOS”), which he co-founded in 2011. Prior to co-founding Old PLAYSTUDIOS, Mr. Pascal served as Senior Vice President of Product Marketing and Development at Wynn Las Vegas, a luxury casino resort property owned by Wynn Resorts, Ltd., beginning in 2003 during the project’s development phase, before ascending to the roles of President and Chief Operating Officer in 2005. Throughout Mr. Pascal’s tenure, Wynn Las Vegas garnered multiple awards from the world’s leading hospitality guides. In 2008, Mr. Pascal led the development and launch of Wynn Las Vegas’ sister property, Encore Las Vegas. From 2001 to 2003, Mr. Pascal served as President and Chief Executive Officer of WagerWorks, Inc., a company he founded as a casino solutions and content supplier for many of the world’s largest gaming and media brands. Following Mr. Pascal’s departure, WagerWorks was acquired by International Game Technology. Mr. Pascal holds a Bachelor of Arts in Economics from the University of Colorado, Boulder. We believe Mr. Pascal is qualified to serve on the Board of Directors based on his substantial business experience, leadership, and management experience as the Chief Executive Officer of Old PLAYSTUDIOS and previously as a founder of, and executive director at, other software companies.
ANDREW PASCAL Chief Executive Officer and Chairman of the Board Age: 55

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Mr. Murren has served as a member of the Board of Directors since June 21, 2021, and prior to this, served as Chairman of the Board of Directors of Acies Acquisition Corp. (“Acies”), our predecessor, a special-purpose acquisition company, or SPAC, since August 2020. Mr. Murren is also the Chair of the Nevada COVID-19 Response, Relief and Recovery Task Force. He was the chair of the Leadership Board of the University of Southern California’s Keck School of Medicine and has been a member of the Board of Trustees for Howard University since 2016. Mr. Murren first joined MGM Resorts International in 1998 as the Chief Financial Officer and served as the Chairman and CEO of MGM Resorts International from December 2008 to February 2020. He also served as Chairman of the American Gaming Association from 2014 to 2017, was on the Board of Trustees of the Brookings Institution from 2011 to 2018, served on the National Infrastructure Advisory Council from December 2013 to 2020, and served as a director of Delta Petroleum Corporation from February 2008 to November 2011. Mr. Murren co-founded the Nevada Cancer Institute, which was the official cancer institute for the state of Nevada until 2013, and served as a director from 2002 to 2012. Mr. Murren is also a founding contributor to Nevada’s first Fisher House, which provides housing for military and Veterans’ families, which was founded in February 2016. He also served as a member of the Business Roundtable, an association of CEOs of leading U.S. companies. Mr. Murren received his Bachelor of Arts from Trinity College. He is a CFA® charterholder. We believe Mr. Murren is qualified to serve on the Board of Directors due to his significant leadership experience and his understanding of the entertainment and gaming industry.

JAMES MURREN Director Age: 59 Board Committees: Audit, Chair

Mr. Krikorian has served as a member of the Board of Directors since June 21, 2021. He has been a General Partner of DCM, an international venture capital firm, since 2010 as well as a member of the board of directors of Matterport, Inc. since 2014, Augmedix, Inc. since June 2017 and Shift Technologies, Inc. since September 2018. He also has experience as a board member of other private companies. Before joining DCM, Mr. Krikorian was a co-founder of Sling Media, Inc., a pioneering digital media company and creator of the Slingbox, where he led the establishment of partnerships with global multiple system operators and mobile operators, as well as the international expansion of the company. Prior to Sling Media, Mr. Krikorian was a partner at id8 Group where he advised leading global brands on product and business strategy focusing on digital media and mobile device platforms. He also spent time at the Boston Consulting Group, where he advised Fortune 500 clients in the retail, automotive, and utilities sectors. Mr. Krikorian holds a Bachelor of Arts in Psychology from the University of California, Berkeley, and both a Master of Business Administration and Juris Doctorate from the University of Virginia. We believe Mr. Krikorian is qualified to serve on the Board of Directors due to his experience as an investor in the mobile device platforms space and his background and understanding of the Internet and digital media industries.
JASON KRIKORIAN Director Age: 50 Board Committees: Audit and Nominating and Corporate Governance Chair

Mr. Horowitz has served as a member of the Board of Directors since June 21, 2021. Mr. Horowitz has been the Managing General Partner of Icon Ventures, a leading Silicon Valley venture capital firm, since 2003. Mr. Horowitz was also a founder of Icon Ventures in 2003 and has overseen its growth from $100 million in assets under management to $1.1 billion. Mr. Horowitz’s venture capital experience also includes a 10-year tenure at U.S. Venture Partners, where the first deal that he worked on was the seed financing of Sun Microsystems. He was also Chairman and CEO of Geocast Network Systems, a broadband infrastructure company backed by Mayfield, Kleiner Perkins and Institutional Venture Partners. Current Icon Ventures portfolio companies that Mr. Horowitz is a board member of, or actively involved with, include Area 1 Security, Global Worldwide, Synack, TuneIn and Volansi. He has also served on the board of the National Venture Capital Association and was previously a board member of the Western Association of Venture Capitalists. Mr. Horowitz holds a Bachelor of Arts in Economics from Columbia University and a Master of Business Administration from the Wharton Graduate School of Business. We believe Mr. Horowitz is qualified to serve on the Board of Directors due to his experience as an investor, board member or executive officer of multiple technology companies and his understanding of the technology industry.
JOE HOROWITZ Director Age: 69 Board Committees: Compensation and Corporate Governance

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Ms. Mencher has served as a member of the Board of Directors since June 21, 2021. Ms. Mencher currently serves as a member of the board of directors of New Millennium Homes, a California home builder, since 1997 and Spiral Water Technologies, a New Jersey manufacturer of advanced water filtration systems, since November 2018. Ms. Mencher is also the founder and Chief Executive Officer of Race Point Investors, LLC, a consultancy firm that specializes in advising various private equity funds and hedge funds on distressed investments and other matters, since March 2018. Prior to joining Race Point Investors, LLC, Ms. Mencher served as Principal of DDJ Capital Management, a firm that specializes in high yield and distressed investing, with assets under management during her tenure of $1 billion to $3 billion from 1996 to 2006. Ms. Mencher holds a Bachelor of Arts in Economics from Tufts University and both a Juris Doctorate and Master of Business Administration from Boston University. We believe Ms. Mencher is qualified to serve on the Board of Directors due to her experience as a board member of other companies and in evaluating investments, as well as her background in finance.
JUDY K. MENCHER Director Age: 64 Board Committees: Audit and Compensation Chair

Mr. Zanella has served as a member of the Board of Directors since December 21, 2021, and was a member of the board of directors of Old PLAYSTUDIOS from June 2020 to June 2021. Mr. Zanella is the Chief Commercial Officer at MGM Resorts International and oversees Public Relations, Marketing, Direct Marketing, Group Sales, Social Media, Sports & Sponsorships, Loyalty and Commercial Strategy. Prior to taking on his current role with MGM Resorts International, Mr. Zanella served as President and Chief Operating Officer of CityCenter from 2019 to 2020, where he oversaw daily operations and provided strategic direction for the ultra-luxury resorts, which includes Aria Resort & Casino and Vdara Hotel & Spa. From 2016 to 2019, Mr. Zanella served as President of Core Properties which managed a portfolio of Las Vegas properties and several corporate departments. From 2013 to 2016, Mr. Zanella held the position of President and Chief Operating Officer of MGM Grand Detroit where he was responsible for the day-to-day operations of one of the most dynamic resorts in the region. In addition to overseeing all resort operations and guiding the property’s strategic direction, he cultivated MGM Grand Detroit’s guest service culture and fostered open communication and teamwork within the property and across MGM Resorts International. A veteran of the hospitality industry with more than 30 years of experience, he joined MGM Resorts International in 1991 as a participant in the Management Associate Program, which is a hands-on training curriculum for college graduates. In his tenure with MGM Resorts International, Mr. Zanella has also served as Senior Vice President of Marketing for MGM Grand Las Vegas, Vice President of Slots at Beau Rivage, Director of Slot Marketing and Player Development also at Beau Rivage and Domestic Marketing Administrator for Table Games Marketing at The Mirage. Mr. Zanella holds a Bachelor of Science in Hotel Administration from the University of Nevada, Las Vegas and a Master of Business Administration from the University of Michigan’s Stephen M. Ross School of Business. We believe Mr. Zanella is qualified to serve on the Board of Directors due to his significant management experience as a senior executive of a public company and his understanding of the entertainment and gaming industry.

STEVEN J. ZANELLA Director Age: 52

Board Diversity Matrix (As of April 13, 2022)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	1	5	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1	—	—	—
Persons with Disabilities	—

 The Board of Directors recommends a vote FOR the election of each of the director nominees.

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Executive Officer Biographies

The following is a brief biographical summary of the experience of our executive officers:

Mr. Peterson has served as our Chief Financial Officer since June 21, 2021 and prior to this served as the Chief Financial Officer of Old PLAYSTUDIOS since June 2017. Mr. Peterson is a seasoned finance executive with expertise in accounting, financial management, and compliance, and brings more than 20 years of senior level financial leadership of public and private companies. In 2005, he was named Vice President and Chief Financial Officer for Wynn Macau, and returned to Las Vegas as the Senior Vice President and Chief Financial Officer of Wynn Las Vegas in 2009 and continued in such position until 2015. Mr. Peterson’s responsibilities encompassed all aspects of finance, accounting, and both casino and hotel finance operations. He was also the principal finance and accounting officer responsible for casino and hotel compliance with Wynn’s internal controls, as well as state and federal requirements under the Sarbanes-Oxley Act and the Nevada Gaming Control Board. Mr. Peterson holds a Bachelor of Science in Accounting from the University of Southern California.
SCOTT PETERSON Chief Financial Officer Age: 54

Mr. Agena has served as our General Counsel and Secretary since February 23, 2022, and as our Vice President, Legal Counsel and Secretary since June 21, 2021, and prior to this served as the Vice President, Legal Counsel and Secretary of Old PLAYSTUDIOS since January 2019. Mr. Agena is responsible for overseeing all of our legal affairs, including corporate governance, mergers and acquisitions, securities, finance, general business, and content licensing. Mr. Agena has more than 23 years of experience as a practicing attorney. Prior to joining Old PLAYSTUDIOS in January 2019, Mr. Agena served as Old PLAYSTUDIOS’ outside counsel since its inception in 2011. In 2001 he founded The Phoenix Law Group where his practice was focused on acting as outside general counsel for emerging growth companies. Mr. Agena received a Juris Doctorate from the University of Nebraska, College of Law in 1997 where he was a Member of the Law Review, Order of the Coif, and an Arthur E. Perry Scholar.
JOEL AGENA General Counsel and Secretary Age: 59

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CORPORATE GOVERNANCE MATTERS

CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted Corporate Governance Guidelines that address, among other topics, the role and responsibilities of our directors, the structure and composition of our Board, and corporate governance policies and standards applicable to us in general. The Corporate Governance Guidelines are subject to periodic reviews and changes by our Nominating and Corporate Governance Committee and our Board. The full text of our Corporate Governance Guidelines is available on the investor relations page on our website at ir.playstudios.com.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on the investor relations page on our website at ir.playstudios.com. We intend to post any amendment to our code of business conduct and ethics, and any waivers of its requirements, on our website or in filings under the Exchange Act to the extent required by applicable rules or regulations or listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”). Information on or that can be accessed through our website is not part of this Proxy Statement.

CONTROLLED COMPANY EXEMPTION

Andrew Pascal and his affiliates, directly and indirectly beneficially own or control more than 50% of the combined voting power for the election of directors. As a result, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq and may elect not to comply with certain corporate governance standards, including, but not limited to, the following requirements:

●	that a majority of the Board of Directors consist of directors who qualify as “independent” as defined under the rules of Nasdaq;

●	that we have a nominating and corporate governance committee and, if we have such a committee, that it is composed entirely of independent directors; and

●	that we have a compensation committee and, if we have such a committee, that it is composed entirely of independent directors.

Although as of the date of this Proxy Statement, we do not utilize any of these exemptions, we may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods.

DIRECTOR INDEPENDENCE

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, we have determined that James Murren, Jason Krikorian, Joe Horowitz, Judy K. Mencher, representing four of PLAYSTUDIOS’ six directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq.

ROLE OF BOARD IN RISK OVERSIGHT

The Board of Directors has extensive involvement in the oversight of risk management related to the Company and our business and accomplishes this oversight through the regular reporting to the Board of Directors by the Audit Committee. The Audit Committee represents the Board of Directors by periodically reviewing our accounting, reporting, and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit, and information technology functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board of Directors all areas of risk, including those related to cybersecurity, information security and data privacy, and the appropriate mitigating factors. In addition, the Board of Directors receives periodic detailed operating performance reviews from management.

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COMMUNICATIONS WITH DIRECTORS

Interested parties may communicate with our Board or with an individual director by writing to our Board or to the particular director and mailing the correspondence to: PLAYSTUDIOS, Inc., 10150 Covington Cross Drive, Las Vegas, NV 89144. The Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.

BOARD QUALIFICATIONS

Our Board has delegated to our Nominating and Corporate Governance Committee the responsibility for recommending to our Board the nominees for election as directors at the annual meeting of stockholders and for recommending persons to fill any vacancy on our Board. Directors are selected on the basis of experience in finance and business, and knowledge about the Company and the industry in which we operate. As a majority of our Board must consist of individuals who are independent, since we are not utilizing any of the “controlled company” exemptions, a nominee’s ability to meet the independence criteria established by the listing requirements of Nasdaq is also a factor in the nominee selection process.

For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies set forth in this Proxy Statement.

DIRECTOR NOMINATIONS

The Nominating and Corporate Governance Committee will consider candidates for directors recommended by stockholders so long as the recommendations comply with our Certificate of Incorporation and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our Certificate of Incorporation and Bylaws, our corporate governance guidelines, and the regular nominee criteria described above. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in the section above entitled “How to Submit Stockholder Proposals for Next Year’s Annual Meeting.”

ATTENDANCE AT ANNUAL MEETING

The Company does not have a formal policy requiring the members of our Board of Directors to attend its annual meetings of stockholders, although directors are encouraged to attend annual meetings of stockholders.

This is the first annual meeting of stockholders following the closing of the transactions on June 21, 2021 (the “Closing”) contemplated by that certain Agreement and Plan of Merger, dated as of February 1, 2021, by and among Acies, Catalyst Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Acies (“First Merger Sub”), Catalyst Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Acies (“Second Merger Sub”), and Old PLAYSTUDIOS (the “Merger Agreement”). Pursuant to the Merger Agreement, Old PLAYSTUDIOS merged with First Merger Sub with Old PLAYSTUDIOS surviving the merger (the “First Merger”), and immediately thereafter, and as part of an integrated transaction with the First Merger, Old PLAYSTUDIOS then merged with Second Merger Sub, with Second Merger Sub surviving the merger (such transactions, the “Business Combination”). As part of the Business Combination, Acies changed its name to PLAYSTUDIOS, Inc. and Second Merger Sub changed its name to PLAYSTUDIOS US, LLC. PLAYSTUDIOS is continuing the existing business operations of Old PLAYSTUDIOS as a publicly traded company.

Prior to the Closing of the Business Combination, Acies, our predecessor, was a special-purpose acquisition company, or SPAC, with limited operations. Acies did not hold a formal annual meeting of stockholders in 2021, but instead held an extraordinary general meeting of shareholders (in lieu of an annual meeting), which was attended by members of the Acies’ Board of Directors including James Murren, no other member of our current Board was serving as a director of Acies’ Board of Directors at the time of the 2021 extraordinary general meeting of shareholders.

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RELATED-PARTY TRANSACTION POLICY

The Board of Directors has adopted a written related party transaction approval policy pursuant to which the Audit Committee will review and approve or take such other actions as it may deem appropriate with respect to the following transactions:

●	a transaction in which we are a participant and which involves an amount exceeding $120,000 and in which any of our directors, officers or 5% stockholders, or any other “related person” as defined in Item 404 of SEC Regulation S-K (“Item 404”), has or will have a direct or indirect material interest; and

●	any other transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404.

In reviewing and approving any such transactions, the policy requires that the Audit Committee consider the relevant facts and circumstances available and deemed relevant, including the nature of the related person’s interest in the transaction whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction. This policy also provides that the following transactions are deemed pre-approved:

●	decisions on compensation of our directors or executive officers, if required to be disclosed in our proxy statement;

●	certain ordinary course transactions where a related person has a limited interest;

●	transactions where a related person’s interest or benefit arises solely from such person’s ownership of our securities and holders of such securities receive the same benefit on a pro rata basis; and

●	transactions where the rates or charges involved in the transactions are determined by competitive bids.

Other than the transactions described below under “Certain Relationships and Related-Party and Other Transactions,” there have been no other related person transactions that require disclosure under the SEC rules since the beginning of our last completed fiscal year.

BOARD LEADERSHIP STRUCTURE

Our Board will fill the Chairman of our Board and CEO positions based upon our Board’s view of what is in the best interests of PLAYSTUDIOS. The CEO and Chairman may, but need not be, the same person. Currently, Andrew Pascal is our CEO and the Chairman of our Board. Jason Krikorian is our lead independent director. The lead director serves as the principal liaison between the independent directors and the Chairman of our Board. In that capacity, the lead director presides over executive sessions of the independent directors, chairs Board meetings in the Chairman’s absence, and collaborates with the Chairman of our Board on agendas, schedules and materials for Board meetings.

We believe this leadership structure is best for the Company and our stockholders at this time. Having a single leader for both PLAYSTUDIOS and our Board minimizes the potential for confusion or duplication of efforts, and provides clear leadership and accountability for the Company. We believe there is good communication between management and our non-employee directors, and that our non-employee directors are able to carry out their oversight responsibilities effectively.

Our Board believes that management speaks for PLAYSTUDIOS. While individual non-employee directors may, from time-to-time, meet or otherwise communicate with various constituencies that are involved with us, it is expected that directors would do this with the knowledge of management and, absent unusual circumstances, only at the request of management.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors met six times after the Closing of the Business Combination and prior to December 31, 2021. In 2021, for the period during which each director served in such role, each of our incumbent directors attended or participated in at least 75% of the aggregate number of (i) the meetings of the Board and (ii) the meetings of the respective committees of which the applicable director was a member. Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors. Each committee is governed by a written charter. Each committee charter is posted on our website at https://ir.playstudios.com/corporate-governance/board-committees. From time to time, our Board may also establish other, special committees when necessary to address specific issues.

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Audit Committee

Our Audit Committee met two times after the Closing of the Business Combination and prior to December 31, 2021. The Audit Committee consists of Jason Krikorian, Judy K. Mencher, and James Murren, each of whom is a non-employee member of the Board of Directors. James Murren is the chair of the Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC. The Board of Directors has also determined that James Murren qualifies as an “audit committee financial expert” as defined in the SEC rules and regulations and satisfies the financial sophistication requirements of Nasdaq. The Audit Committee is responsible for, among other things:

●	selecting and hiring a registered public accounting firm;

●	evaluating the performance and independence of the registered public accounting firm;

●	approving the audit and pre-approving any non-audit services to be performed by the registered public accounting firm;

●	reviewing the integrity of our financial statements and related disclosures and reviewing our critical accounting policies and practices;

●	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

●	overseeing procedures for the treatment of complaints relating to accounting, internal accounting controls or audit matters;

●	reviewing and discussing with management and the registered public accounting firm the results of the annual audit, our quarterly financial statements, and our publicly filed reports;

●	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

●	reviewing and approving in advance any proposed related-person transactions; and

●	preparing the Audit Committee report that the SEC requires in our annual proxy statement.

Compensation Committee

Our Compensation Committee met one time after the Closing of the Business Combination and prior to December 31, 2021. The Compensation Committee consists of Joe Horowitz and Judy K. Mencher, each of whom is a non-employee member of the Board of Directors. Judy K. Mencher is the chair of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC. The Compensation Committee is responsible for, among other things:

●	determining, or recommending to the Board of Directors for determination, the compensation of the executive officers, including the chief executive officer;

●	overseeing and setting compensation for the members of the Board of Directors;

●	administering our equity compensation plans;

●	overseeing our overall compensation policies and practices, compensation plans, and benefits programs; and

●	preparing the Compensation Committee report that the SEC requires in our annual proxy statement.

In determining, or recommending for determination, executive officer compensation, the Compensation Committee considers individual and company goals and performance, as well as data sources regarding compensation paid by comparable companies. In furtherance of its oversight duties, the Compensation Committee conducts reviews and evaluations of the Company’s overall and executive compensation and benefits practices, plans and policies generally, including the review and recommendation of any incentive-compensation and equity-based plans of the Company that are subject to Board approval.

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The Compensation Committee may delegate its authority to subcommittees or the Chair of the Compensation Committee when it deems it appropriate and in our best interests. The Compensation Committee may delegate to one or more officers the authority to make grants and awards of stock rights or options to any non-Section 16 officer under such of the Company’s incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans. The Compensation Committee may delegate to one or more officers the authority to set overall compensation policies and practices, compensation plans and benefits programs as the Compensation Committee deems appropriate, other than with respect to our executive officers.

The Compensation Committee has the sole authority to retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and shall be directly responsible for the appointment, compensation, and oversight of the work of any such adviser retained by the Compensation Committee.

The Compensation Committee engaged Compensia, Inc., a national compensation consulting firm, as an independent compensation consultant in the last fiscal year to assist with advice on executive compensation, director compensation, and incentive plan design. Compensia did not provide any other material services (separate from consulting advice provided to the Compensation Committee) in 2021.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Joe Horowitz and Jason Krikorian, each of whom is a non-employee member of the Board of Directors. Jason Krikorian serves as the chair of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	evaluating and making recommendations regarding the composition, organization and governance of the Board of Directors and its committees;

●	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;

●	reviewing conflicts of interest of the directors and executive officers and proposed waivers of our corporate governance guidelines and code of business conduct and ethics; and

●	evaluating the performance of the Board of Directors and its committees.

When evaluating candidates and making recommendations for director nominees, including incumbents, the Nominating and Corporate Governance Committee reviews and considers our current and future needs to ensure that the Board of Directors has the appropriate balance of knowledge, experience, skills, expertise, judgment, perspectives, and backgrounds. The Nominating and Corporate Governance Committee also seeks appropriate input from senior management in assessing the needs of the Board of Directors for relevant knowledge, experience, skills, expertise, judgment, perspective, and background of its members.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings the Company a diversity of experience at policy-making levels in areas that are relevant to our activities. Directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective outlook and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are, or have been, affiliated. Director candidates must have sufficient time available, in the judgment of the Nominating and Corporate Governance Committee, to perform all Board and committee responsibilities that will be expected of them. Directors are expected to rigorously prepare for, attend and participate in all meetings of the Board of Directors and applicable committees. While we do not have a specific policy regarding diversity, when considering the nomination of directors, the Nominating and Corporate Governance Committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, judgment, perspective, background, and other demographic factors. Other than the foregoing, there are no specific minimum criteria for director nominees. The Nominating and Corporate Governance Committee believes it appropriate for one or more key members of the Company’s management, including the Chief Executive Officer, to serve on the Board of Directors.

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If the Board determines to seek directors for nomination, the Nominating and Corporate Governance Committee will consider candidates proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. The Nominating and Corporate Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The nominating process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee. In addition, the Nominating and Corporate Governance Committee may consider recommendations for nominees that are timely submitted by stockholders if such recommendations are delivered in the manner prescribed by the advance notice provisions contained in our Bylaws.

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DIRECTOR COMPENSATION

We have adopted a new non-employee director compensation program which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of our stock to further align their interests with those of our stockholders. The program provides the following compensation for non-employee directors:

●	An annual cash retainer of $40,000;

●	An annual cash retainer of $5,000 for the chair of a board committee;

●	An annual cash retainer of $10,000 for members of each committee;

●	An annual grant of restricted stock units under the 2021 Equity Incentive Plan (the “2021 Plan”) with a target grant value of $150,000 for each director who has completed six months’ service, which vests monthly over one year; and

●	An additional annual cash retainer of $20,000 for serving as our non-executive chair, if applicable.

DIRECTOR COMPENSATION TABLE

The following table provides information concerning the compensation of each non-employee director who served on the Board of Directors during the fiscal year ended December 31, 2021.

	FEE EARNED
	OR PAID IN
NAME	CASH ($)	STOCK AWARDS	OPTION AWARDS	COMPENSATION ($)	TOTAL ($)

William (Bill) J. Hornbuckle(1)	–	–	–	–	–
James Murren	29,028	–	–	–	29,028
Jason Krikorian	34,306	–	–	–	34,306
Joe Horowitz	–	–	–	–	–
Judy K. Mencher	34,306	–	–	–	34,306
Steven J. Zanella(2)	1,183	–	–	–	1,183

(1)	Mr. Hornbuckle ceased serving on the Board of Directors on December 20, 2021.

(2)	Mr. Zanella began serving on the Board of Directors on December 21, 2021.

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OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock as of April 13, 2022 by:

a.	each of our directors and executive officers;

b.	all directors and executive officers as a group; and

c.	each person who is known to us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of our common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The percentage ownership of common stock is based on 110,339,318 shares of Class A common stock and 16,130,300 shares of Class B common stock outstanding as of April 13, 2022.

Unless otherwise indicated and subject to applicable community property laws, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

	CLASS A COMMON STOCK		CLASS B COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER (1)	NUMBER	%	NUMBER	%	COMBINED VOTING POWER**

5% Holders of New PLAYSTUDIOS:
MGM Resorts International(2)	16,647,124	15.1%	—	—%	3.9%
Activision Publishing, Inc.(3)	12,677,398	11.5%	—	—%	3.0%
Directors and Executive Officers:
Andrew Pascal	14,809,125(4)	11.5%	14,524,625(5)	90.0%	74.7%(6)
Steven J. Zanella(7)	—	—%	—	—%	—%
Joe Horowitz(8)	—	—%	—	—%	—%
Jason Krikorian(9)	—	—%	—	—%	—%
Judy K. Mencher	567,099(10)	*	—	—%	*
James Murren	1,009,419(11)	—%	—	—%	—%
Scott Peterson	569,380(12)	*	—	—%	*
Joel Agena	319,448(13)	*	—	—%	—%
All directors and executive officers as a group (8 individuals)	17,274,471(14)	13.7%	14,524,625(5)	90.0%	75.2%

*	Denotes less than 1.0%

**	Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to 20 votes per share and each share of Class A common stock is entitled to one vote per share.

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(1)	Unless otherwise noted, the business address of each of those listed in the table above is 10150 Covington Cross Drive, Las Vegas, Nevada 89144.

(2)	The address of MGM Resorts International is 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(3)	The address of Activision Publishing, Inc. is 3100 Ocean Park Boulevard, Santa Monica, California 90405.

(4)	Consists of (i) 9,419,827 shares of Class B common stock held of record by DreamStreet Holdings, LLC, (ii) 2,913,005 shares of Class B common stock held of record by the Pascal Family Trust, (iii) 2,191,793 shares of Class B common stock underlying options, and (iv) 284,500 shares of Class A common stock held of record by the Pascal Family Trust. Mr. Pascal is the manager of DreamStreet Holdings, LLC and the trustee of the Pascal Family Trust.

(5)	Consists of (i) 9,419,827 shares of Class B common stock held of record by DreamStreet Holdings, LLC, (ii) 2,913,005 shares of Class B common stock held of record by the Pascal Family Trust and (iii) 2,191,793 shares of Class B common stock underlying options. Mr. Pascal is the manager of DreamStreet Holdings, LLC and the trustee of the Pascal Family Trust.

(6)	Includes 3,797,468 shares of Class B common stock held by PGP 2021 Irrevocable Trust and SJP 2021 Irrevocable Trust (collectively, the “Irrevocable Trusts”). The Irrevocable Trusts entered into irrevocable proxies and granted power of attorney to Mr. Pascal to vote the shares of Class B common stock held by the Irrevocable Trusts.

(7)	Does not include 16,647,124 shares of Class A common stock beneficially owned by MGM Resorts International, as to which Mr. Zanella disclaims beneficial ownership.

(8)	Does not include 4,794,359 shares of Class A common stock held by Icon Ventures IV, L.P., as to which Mr. Horowitz disclaims beneficial ownership except to the extent of his pecuniary interests in such shares.

(9)	Does not include 3,400,018 shares of Class A common stock held by A-Fund, L.P., as to which Mr. Krikorian disclaims beneficial ownership except to the extent of his pecuniary interests in such shares.

(10)	Consists of shares of Class A common stock held of record by The Judy K. Mencher Trust 2014.

(11)	Consists of shares of Class A common stock held of record by J&H Investments, LLC. J&H Investments, LLC is co-owned 50/50 by The JM 2021 Irrevocable Trust and The HM 2021 Irrevocable Trust. Jim Murren is the trustee of The JM 2021 Irrevocable Trust and Heather Murren is the trustee of The HM 2021 Irrevocable Trust. Jim Murren and Heather Murren share voting and dispositive power with respect to the securities held by J&H Investments, LLC. Includes 238,362 shares of Class A common stock that are unvested and subject to forfeiture if certain vesting conditions are not satisfied. The 238,362 shares of Class A common stock subject to forfeiture do not have any voting rights. The 238,362 shares of Class A common stock will vest in two equal tranches if the closing price of the Class A common stock exceeds $12.50 and $15.00 per share, respectively, for any 20 trading days within any 30-trading day period commencing on October 27, 2021 and ending on June 21, 2026 (the shares will also vest based on the price targets in connection with a sale of the Company). If the vesting conditions are not met on before June 21, 2026 (subject to extension if a definitive agreement for a sale of the Company has been entered into prior to June 21, 2026), the shares not then-vested will be forfeited for no consideration.

(12)
Consists of (i) 300,428 shares of Class A common stock held of record by the Scott E. Peterson Trust, (ii) 118,952 shares of Class A common stock underlying options, and (iii) 150,000 shares of Class A common stock underlying restricted stock units that vest on May 15, 2022. Mr. Peterson is the trustee of the Scott E. Peterson Trust.

(13)	Consists of (i) 219,448 shares of Class A common stock underlying options, and (ii) 100,000 shares of Class A common stock underlying restricted stock units that vest on May 15, 2022.

(14)	Consists of (i) 12,332,832 shares of Class B common stock that may be converted into shares of Class A common stock at any time at the election of the holder thereof, (ii) 2,367,307 shares of Class A common stock, (iii) 329,661 shares of Class A common stock underlying options, and (iv) 2,191,793 shares of Class B common stock underlying options.

20

PROHIBITION ON HEDGING

Directors, officers, and employees are prohibited from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. Directors, officers, and employees are also prohibited from shorting the Company’s stock. Hedging transactions may permit a director, officer, or employee to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objectives as our other stockholders.

POLICY ON STOCK PLEDGING

Our Insider Trading Policy prohibits pledges of our securities by employees, officers, and directors in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account.

21

SECTION 16(A) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. A Form 3 was not timely filed with the SEC reporting the beneficial ownership of Judy K. Mencher within 10 days of June 21, 2021, the date Ms. Mencher was elected to the Board of Directors, however, a Form 3 corresponding to such reporting event was subsequently filed with the SEC on September 30, 2021. A Form 4 was not timely filed with the SEC reporting the distribution of private placement warrants by Acies Acquisition, LLC (the “Sponsor”) to the Murren Family Trust; however, a Form 4 corresponding to such reporting event was subsequently filed with the SEC on August 25, 2021. A Form 3 was not timely filed with the SEC reporting the beneficial ownership of Steven J. Zanella within 10 days of December 21, 2021; the date Mr. Zanella was elected to the Board of Directors; however, a Form 3 corresponding to such reporting event was subsequently filed with the SEC on January 13, 2022.

To our knowledge, based upon our review of reports filed with the SEC and written representations that no other reports were required, we believe that, during the fiscal year ended December 31, 2021, there were no other failures to timely file reports by persons required to file reports under Section 16(a) of the Exchange Act.

22

EXECUTIVE COMPENSATION

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

For the years ended December 31, 2021 and December 31, 2020, our named executive officers (“Named Executive Officers” or “NEOs”) were:

●	Andrew Pascal, Chairman and Chief Executive Officer;

●	Scott Peterson, Chief Financial Officer; and

●	Joel Agena, General Counsel and Secretary.

The objective of our compensation program is to provide a total compensation package to each NEO to enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance. The board of directors of Old PLAYSTUDIOS has historically determined the compensation for the NEOs, with the CEO providing his recommendation regarding the compensation for the NEOs.

For the years ended December 31, 2021 and December 31, 2020, the compensation program for the NEOs consisted of base salary and incentive compensation delivered in the form of an annual cash bonus, each as described below:

●	Base Salary. Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the NEO’s duties and authorities, contributions, prior experience, and sustained performance.

●	Annual Cash Bonus. Annual cash bonuses are paid to incentivize the NEOs to achieve our annual financial and operating performance metrics goals and are paid at the discretion of the Board of Directors.

SUMMARY COMPENSATION TABLE

The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2021.

NAME AND				ALL OTHER
PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	COMPENSATION(1) ($)	TOTAL ($)

Andrew Pascal, Chairman and CEO	2021	500,000	—	1,500,000	2,000,000
	2020	500,000	225,000	4,516	729,516
Scott Peterson, CFO	2021	250,000	25,000(2)	801,800	1,076,800
	2020	250,000	35,000	31,118	316,118
Joel Agena, General Counsel and Secretary	2021	225,000	25,000(2)	600,000	850,000
	2020	224,327	15,000	661	239,988

(1)	Messrs. Pascal, Peterson, and Agena received $1,500,000, $800,000, and $600,000 of transaction-related compensation, respectively, as a result of the Business Combination with Acies. Mr. Pascal was entitled to receive up to $2,500,000 per the Merger Agreement.

(2)	Paid in 2022.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2021.

	OPTIONS AWARDS (1)
		Number of					Market
		Securities	Number of			Number	Value
		Underlying	Securities			of RSUs	of RSUs
		Unexercised	Underlying	OPTION	OPTION	That Have	That Have
	GRANT	Options (#)	Unexercised	EXERCISE	EXPIRATION	Not Vested	Not Vested
NAME	DATE	Exercisable	Options (#)	PRICE ($)	DATE	(#)	($)

Andrew Pascal	10/4/12	327,469	–	0.14	10/4/2022	–	–
	4/17/17	1,864,324	–	1.01	4/17/2027	–	–
Scott Peterson	6/29/17(2)	67,974	–	1.01	4/1/2027	–	–
	2/28/19(3)	36,413	31,558	1.44	1/1/2029	–	–
Joel Agena	12/22/15(4)	46,609	–	0.90	9/1/2025	–	–
	6/29/17(5)	93,217	–	1.01	5/1/2027	–	–
	2/28/19(3)	67,970	25,247	1.44	1/1/2029	–	–

(1)	The stock option awards were granted pursuant to Old PLAYSTUDIOS’ 2011 Omnibus Stock and Incentive Plan, as assumed by us on June 21, 2021 in connection with the Business Combination (the “Old PLAYSTUDIOS Option Plan”) and, except for Mr. Agena’s 2015 stock option grant, time-vest as follows: 25% on the first anniversary of the vesting commencement date, and 1/48 on a monthly basis thereafter.

(2)	The vesting commencement date is 4/1/17. Such shares were fully vested as of 4/1/21.

(3)	The vesting commencement date is 1/1/19.

(4)	27/48 of the option vested on the Grant Date and the remainder time-vests 1/48 on a monthly basis thereafter. Such shares were fully vested as of 9/1/17.

(5)	The vesting commencement date is 5/1/17. Such shares were fully vested as of 5/1/21.

EMPLOYMENT AGREEMENTS

None of the NEOs have employment agreements with us with the exception of offer letters providing for at-will employment (and, in Mr. Agena’s case, eligibility to receive reimbursement of up to $1,000 per month for costs associated with office space and the severance protection described below under “Potential Payments Upon Termination or Change in Control”).

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Pursuant to the stock option award agreements with Messrs. Pascal, Peterson, and Agena under the Old PLAYSTUDIOS Option Plan, 50% of the stock options granted to them (or 100% of the then unvested stock options if more than 50% of the award is already vested) vest and become exercisable upon either (i) a “change in control” (as defined in the Old PLAYSTUDIOS Option Plan), (ii) an “involuntary termination” (as defined in the stock option award agreements) or (iii) for Mr. Pascal, his involuntary removal from the Board of Directors.

In addition, Mr. Agena is entitled to severance in an amount equal to six months of his then-current base salary in the event of his termination by the Company without “cause” (as defined in his offer letter).

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021 (in thousands, except price).

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS AND RIGHTS	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS AND RIGHTS(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	14,749(3)	$0.85	20,444(4)(5)
Equity compensation plans not approved by security holders	–	–	–
Total	14,749		20,444

PLAN CATEGORY

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.

(2)	Consists of the PLAYSTUDIOS, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the PLAYSTUDIOS, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

(3)	Consists of 14.7 million shares of common stock underlying outstanding stock options previously granted under the Old PLAYSTUDIOS Option Plan. No additional awards may be granted under the Old PLAYSTUDIOS Option Plan.

(4)	Consists of 17.1 million shares of common stock remaining available for issuance under the 2021 Plan and 3.3 million shares of common stock remaining available for issuance under the 2021 ESPP.

(5)	The number of shares of common stock reserved for issuance under the 2021 Plan automatically increases on January 1 of each year in an amount equal to (i) 5% of the total number of shares of common stock outstanding on December 31 of the preceding year, or (ii) a lesser number of shares of common stock determined by the Board of Directors prior to the date of the increase. The number of shares of common stock reserved for issuance under the 2021 ESPP automatically increases on January 1 of each year in an amount equal to (i) 1% of the total number of shares of common stock outstanding on December 31 of the preceding year, or (ii) a lesser number of shares of common stock determined by the Board of Directors prior to the date of the increase.

26

CERTAIN RELATIONSHIPS AND RELATED-PARTY

AND OTHER TRANSACTIONS

SPONSOR SHARES

On September 15, 2020, the Sponsor purchased 8,625,000 shares of Acies Class A ordinary shares which converted into our Class A common stock upon the closing of the Business Combination (the “Sponsor Shares”) for an aggregate purchase price of $25,000, or approximately $0.003 per share. On October 20, 2020, the Sponsor cancelled an aggregate of 2,875,000 Sponsor Shares, and on November 9, 2020, forfeited an additional 368,750 Sponsor Shares as a result of the underwriters’ election to partially exercise their over-allotment option in connection with Acies’ initial public offering (“Acies IPO”). On June 21, 2021, the Sponsor forfeited an additional 1,657,188 Sponsor Shares in connection with the Business Combination such that an aggregate of 3,724,062 Sponsor Shares are issued and outstanding as of December 31, 2021.

The Sponsor is controlled by Daniel Fetters and Edward King as managing members, and one of our directors, James Murren is affiliated with the Sponsor. Additionally, Mr. Pascal, prior to the Closing of the Business Combination, beneficially owned a 9.8% interest in the Sponsor. Mr. Pascal forfeited his interests in the Sponsor and all of the associated Acies Class B ordinary shares and Acies private placement warrants, in connection with the Closing of the Business Combination.

PRIVATE PLACEMENT WARRANTS

Simultaneously with the consummation of the Acies IPO, the Sponsor purchased 4,333,333 private placement warrants at a price of $1.50 per warrant, or $6,500,000 in the aggregate, in a private placement. Each private placement warrant entitled the holder to purchase one Acies Class A ordinary share for $11.50 per share. Additionally, on November 9, 2020, the Sponsor purchased an additional 203,334 private placement warrants, for total gross proceeds to Acies of $305,000. The private placement warrants may not be redeemed by us so long as they are held by the Sponsor or its permitted transferees. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants are redeemable by us and exercisable by the holders on the same basis as the warrants included in the units that were sold as part of the Acies IPO. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis.

The private placement warrants are identical to the warrants included in the units sold in the Acies IPO except that the private placement warrants: (i) are not redeemable by us, (ii) may be exercised for cash or on a cashless basis so long as they are held by the Sponsor or any of its permitted transferees and (iii) are entitled to registration rights (including the Class A common stock issuable upon exercise of the private placement warrants). Additionally, the purchasers agreed not to transfer, assign or sell any of the private placement warrants, including the Acies Class A ordinary shares issuable upon exercise of the private placement warrants (except to certain permitted transferees), until 30 days after Closing of the Business Combination.

In connection with the Business Combination, 715,000 of the private placement warrants were forfeited for no consideration. The remaining private placement warrants converted, on a one-for-one basis into warrants to acquire one share of Class A common stock pursuant to the Warrant Agreement.

In addition, in connection with the Acies IPO and the partial exercise of the over- allotment option, Mr. Pascal became the beneficial holder of 522,843 Acies Class B ordinary shares and 449,129 Acies private placement warrants through his ownership of interests in the Sponsor. Mr. Pascal forfeited his interests in the Sponsor and all of the associated Acies Class B ordinary shares and Acies private placement warrants at the Closing of the Business Combination.

27

REGISTRATION RIGHTS

The holders of the Sponsor Shares and private placement warrants (and any Class A common stock issuable upon conversion of the Sponsor Shares and upon the exercise of the private placement warrants) are entitled to registration rights pursuant to a registration rights agreement signed October 22, 2020, as amended and restated on June 21, 2021, requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

TRANSACTION WITH CO-FOUNDER AND CHIEF EXECUTIVE OFFICER

In connection with the Business Combination and Merger Agreement, Andrew Pascal, Co-Founder, Chief Executive Officer and a member of the Board of Directors received shares of our Class B common stock. Shares of our Class B common stock are entitled to twenty votes per share. As a result, as of December 31, 2021, Mr. Pascal owned approximately 9.8% of our outstanding and issued capital stock and had approximately 74.6% of the combined voting power of our outstanding capital stock.

MGM MARKETING AGREEMENT, LETTER OF COMMITMENT,

PROFIT SHARE BUYOUT AND PIPE PLACEMENT

We are party to a joint marketing agreement with MGM Resorts International (“MGM”) (as amended, the “MGM Marketing Agreement”). MGM is a stockholder and MGM’s Chief Commercial Officer also serves on the Board of Directors. As consideration for the use of MGM’s intellectual property in certain of our social casino games, we issued 19,200,000 shares of our common stock representing 10% of our then outstanding common stock, and in lieu of royalty payments, we agreed to pay MGM a profit share of up to a mid- to high-single digit percentage of cumulative net operating income, as defined in the MGM Marketing Agreement.

In October 2020, Old PLAYSTUDIOS and MGM agreed to amend the MGM Marketing Agreement to terminate the profit share provision (the “MGM Amendment”).Contemporaneously with the MGM Amendment, MGM delivered to us a Letter of Commitment pursuant to which it committed to participate in the PIPE Financing or other private placement of shares of our common stock for a minimum of $20.0 million. MGM applied the amount we were obligated to pay MGM under the MGM Amendment to satisfy its commitment, as permitted under the MGM Amendment. In exchange, we agreed to remit to MGM a one-time payment of $20.0 million, payable on the earliest to occur of (i) the PIPE Financing, (ii) the date that we waived MGM’s commitment to participate in the PIPE Financing, or (iii) two years from the date of the MGM Amendment. As of June 21, 2021, we satisfied all obligations related to the MGM profit share buyout as described below.

In connection with the execution of the Merger Agreement, Acies entered into Subscription Agreements, each dated as of February 1, 2021, with the Subscribers (as defined in the Subscription Agreements), pursuant to which the Subscribers agreed to purchase, and Acies agreed to sell the Subscribers, an aggregate of 25,000,000 Acies Class A Ordinary Shares (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $250.0 million (the “PIPE Placement”).

At the Closing of the Business Combination, we satisfied all obligations related to the MGM profit share buyout through the issuance of 2,000,000 shares of our Class A common stock to MGM in the PIPE Placement.

28

KING AGREEMENT

In April 2017, Old PLAYSTUDIOS entered into a game publishing and distribution agreement (the “King Agreement”) with King.com Limited and King.com (US), LLC (collectively, “King”) to develop a branded mobile application with games incorporating their branded intellectual property. King is a subsidiary of Activision Blizzard, Inc (“Activision”). Activision was a stockholder and an Activision senior executive served on the board of directors of Old PLAYSTUDIOS. King was responsible for $1.3 million and $7.3 million in revenue for Old PLAYSTUDIOS in 2018 and 2019, respectively. In June 2019, the King Agreement terminated, and all of the associated deferred revenue was recorded as revenue for Old PLAYSTUDIOS during 2019. As of December 31, 2021, Activision owned 12,677,398 shares of our Class A common stock.

ANDREW PASCAL — FAMILY RELATIONSHIPS

Andrew Pascal’s brother, David Pascal, has served as our director of marketing since June 21, 2021 and previously served as the director of marketing of Old PLAYSTUDIOS since October 2012. David Pascal received approximately $0.3 million in salary, bonus, and benefits in 2021 and $0.2 million in salary, bonus, and benefits in each of 2020 and 2019. These amounts include the fair value of 18,644 options and 233 options that were granted to David Pascal under the Old PLAYSTUDIOS Option Plan in 2018 and 2020, respectively.

INDEMNIFICATION AGREEMENTS WITH OUR DIRECTORS AND OFFICERS

The Certificate of Incorporation provides that we will indemnify our directors to the fullest extent authorized or permitted by applicable law. We have entered into agreements to indemnify our directors, executive officers, and other employees. Under the Bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or was serving at our request as a director, officer, employee, or agent for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit, or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The Certificate of Incorporation also requires us to advance expenses incurred by a director or officer in connection with such action, suit or proceeding to the maximum extent permitted under Delaware law. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

29

AUDIT COMMITTEE REPORT

With respect to PLAYSTUDIOS’ financial reporting process, the management of PLAYSTUDIOS is responsible for establishing and maintaining internal controls and preparing PLAYSTUDIOS’ consolidated financial statements. PLAYSTUDIOS’ independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of PLAYSTUDIOS’ financial statements. We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of Deloitte included in its audit of PLAYSTUDIOS’ consolidated financial statements.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2021 with PLAYSTUDIOS’ management and with Deloitte, including the results of the independent registered public accounting firm’s audit of PLAYSTUDIOS’ financial statements. We have also discussed with Deloitte all matters required to be discussed by the SEC and the Standards of the Public Company Accounting Oversight Board (“PCAOB”) for communication with audit committees, under which Deloitte must provide us with additional information regarding the scope and results of its audit of PLAYSTUDIOS’ consolidated financial statements.

We have also received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and have discussed with Deloitte its independence from PLAYSTUDIOS, as well as any relationships that may impact Deloitte’s objectivity and independence.

Based on our review of the matters noted above and our discussions with PLAYSTUDIOS’ management and independent registered public accounting firm, we recommended to the Board of Directors that the audited consolidated financial statements be included in PLAYSTUDIOS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission.

James Murren (Chair) Judy K. Mencher Jason Krikorian

The foregoing Audit Committee Report shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any filing of PLAYSTUDIOS, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

30

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the appointment, the Audit Committee will review its future selection of independent auditors. Even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of PLAYSTUDIOS and our stockholders. Representatives of Deloitte are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

The following table presents fees for professional services rendered by Deloitte for the years ended December 31, 2021 and December 31, 2020 (in thousands):

	2021	2020
Audit Fees(1)	$1,365	$342
Audit-Related Fees(2)	—	—
Tax Fees(3)	1,190	1,181
All Other Fees(4)	490	40
Total	$3,045	$1,563

(1)	“Audit Fees” consist of fees billed for professional services rendered for the audit of our consolidated financial statements and services that are normally provided by Deloitte in connection with regulatory filings. The aggregate fees billed by Deloitte in 2021 include audit services related to the Business Combination.

(2)	“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. We did not pay Deloitte for Audit-Related Fees for the years ended December 31, 2021 and 2020.

(3)	“Tax Fees” consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.

(4)	“All Other Fees” consist of consulting services for purposes of providing advice and recommendations.

31

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm, and overseeing the work of the independent registered public accounting firm. The Audit Committee annually pre-approves audit services to be provided by Deloitte, and also considers and is required to pre-approve the engagement of Deloitte for the provision of other services during the year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate. All services provided by Deloitte in the fiscal year ended December 31, 2021 were approved by the Audit Committee in accordance with the pre-approval policies and procedures.

The Audit Committee and the Board of Directors recommend a vote FOR ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022.

32

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Stockholders can access our 2021 Annual Report, which includes our Annual Report on Form 10-K, and other financial information, on our website at ir.playstudios.com under the caption “Latest Financial Results.” Alternatively, stockholders can request a paper copy of the Annual Report by writing to: PLAYSTUDIOS, Inc., 10150 Covington Cross Drive, Las Vegas, NV 89144, Attention: Corporate Secretary.

33

OTHER BUSINESS

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet, or by executing and returning the proxy card at your earliest convenience.

34

MANAGEMENT

Andrew Pascal
Chairman and Chief Executive Officer

Scott Peterson
Chief Financial Officer

Joel Agena
General Counsel and Secretary

John Lin
Chief Operating Officer

Yonatan Maor
Chief Executive Officer, PLAYSTUDIOS Israel

Yossi Sadoun
Chief Product Officer

Katie Bolich
Head of Product

Rob Oseland
Head of playAWARDS

Paul Mathews
Executive Vice President

Jason Hahn
Executive Vice President, Head of Corporate and Business Development

Stephanie Rosol
Chief People Performance Officer

BOARD OF DIRECTORS

Andrew Pascal
Jason Krikorian
James Murren
Joe Horowitz
Judy K. Mencher
Steve Zanella

PLAYSTUDIOS, INC.
C/O CORPORATE SECRETARY
10150 COVINGTON CROSS DRIVE
LAS VEGAS, NV 89144

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MYPS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84605-P73152

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLAYSTUDIOS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew Pascal
02) James Murren
03) Jason Krikorian
04) Joe Horowitz
05) Judy K. Mencher
06) Steven J. Zanella

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D84606-P73152

PLAYSTUDIOS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
JUNE 7, 2022

The shareholder(s) hereby appoint(s) ANDREW PASCAL and JOEL AGENA, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Stock of PLAYSTUDIOS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., Pacific Time, on Tuesday June 7, 2022, via live webcast at www.virtualshareholdermeeting.com/MYPS2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE